UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2017

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678.934.5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2017 Genuine Parts Company (NYSE: GPC) entered into a definitive agreement to acquire Alliance Automotive Group ("AAG") from funds managed by Blackstone Group LLP and from AAG’s co-founders. The acquisition is valued at a total purchase price of approximately €1.701 billion ($2.0 billion U.S.), including the repayment of AAG’s outstanding debt upon closing. The transaction has been approved by the Board of Directors of Genuine Parts and is expected to close in the fourth quarter of 2017, subject to the satisfaction of customary closing conditions and applicable regulatory approvals.

AAG, a leading European distributor of vehicle parts, tools and workshop equipment is the second largest parts distribution platform in Europe, with a focus on light vehicle and commercial vehicle replacement parts. Headquartered in London, AAG has 7,500 employees and over 1,800 company-owned stores and affiliated outlets across France, the U.K. and Germany. AAG has a consistent track record of organic revenue and earnings growth supported by strategic investments based on a proven M&A strategy to gain scale, efficiencies and geographic coverage. AAG is expected to generate gross annual billings of approximately $2.3 billion including supplier direct billings, or $1.7 billion of revenue on a U.S. GAAP basis in 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Genuine Parts intends to finance the AAG acquisition through a combination of new term loans and new senior unsecured notes. Completion of the acquisition is not subject to a financing condition. On September 22, 2017, Genuine Parts also entered into a $2.0 billion U.S. 364-Day Bridge Credit Agreement with JPMorgan Chase Bank, N.A. and other lenders that is available, subject to certain conditions, to finance the acquisition and pay related fees and expenses to the extent that the acquisition is not otherwise funded by new term loans or senior unsecured notes.

Item 8.01 Other Events.

A copy of the press release of Genuine Parts, dated September 25, 2017, announcing the AAG acquisition is furnished with this Current Report on Form 8-K as Exhibit 99.1. The press release includes a non-GAAP measure – incremental adjusted earnings per share, which excludes the amortization of acquisition-related intangibles. We believe that excluding this expense is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and size of our acquisition transactions. Accordingly, in analyzing our performance we also consider it without regard to amortization of intangible expense.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 25, 2017.

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 25, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

September 25, 2017	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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